EXHIBIT 11



                    THE DELTONA CORPORATION AND SUBSIDIARIES

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE



                                                              Years Ended
                                      --------------------------------------------------------------------
                                      December 31,  December 31,  December 31,  December 31,  December 31,
                                         2001          2000          1999          1998          1997
                                      ------------  ------------  ------------  -----------   ------------
Computation of primary income
 (loss) per common share(a):

Net income (loss) before
  extraordinary item ...............  $      174    $   (1,042)   $     (367)   $   (2,591)   $(1,326)
                                      ==========    ==========    ==========    ==========    =======

Net income (loss) ..................  $      352    $   (1,042)   $     (367)   $   (2,591)   $(1,326)
                                      ==========    ==========    ==========    ==========    =======

Net income (loss) applicable
  to common stock ..................  $      352    $   (1,042)   $     (367)   $   (2,591)   $(1,326)
                                      ==========    ==========    ==========    ==========    =======

Total weighted average common shares
  outstanding ......................      13,544        13,544        13,544        13,544      6,754
                                      ==========    ==========    ==========    ==========    =======


Per Common Share Data:
  Net income (loss) before
  extraordinary items ..............  $      .01    $     (.08)   $     (.03)   $     (.19)   $  (.20)
                                      ==========    ==========    ==========    ==========    =======


  Net income (loss) ................  $      .03    $     (.08)   $     (.03)   $     (.19)   $  (.20)
                                      ==========    ==========    ==========    ==========    =======




------------------------

   (a) Earnings per common share assuming full dilution was approximately the same for all periods.